EXHIBIT 99.1

United Online Reports First Quarter 2016 Financial Results

WOODLAND HILLS, Calif., May 10, 2016 (GLOBE NEWSWIRE) -- United Online, Inc. (Nasdaq:UNTD) today reported financial results for its first quarter ended March 31, 2016. In accordance with GAAP, StayFriends’ and MyPoints’ financial results are presented as discontinued operations for all periods presented in this press release.

First Quarter 2016 Financial Summary

  Revenues were $18.4 million, a decrease of 24% from $24.3 million in the first quarter of 2015.

  Operating loss was $2.9 million, which was relatively flat with the first quarter of 2015.

  Net loss was $38.9 million, or $2.61 per diluted common share, which compares to a net loss of $0.9 million, or $0.06 per diluted common share in the first quarter of 2015.  Net loss for the first quarter of 2016 included a loss from discontinued operations, net of tax, of $36.0 million, or $2.42 per diluted common share. During the first quarter of 2016, the Company recognized non-cash goodwill impairment charges of $22.5 million and $15.2 million related to MyPoints and StayFriends, respectively, before provision for income taxes, which was included in discontinued operations.

  During the quarter, the Company performed interim goodwill impairment assessments for MyPoints and StayFriends. Step one of the goodwill impairment tests resulted in the Company’s determination that the carrying values, including goodwill, exceeded the fair values of MyPoints and StayFriends by $2.9 million and $3.1 million, respectively, based on their individual negotiated sales prices. As a result of these goodwill impairment charges, the Company expects to record a gain on sale for both MyPoints and StayFriends during the second quarter ending June 30, 2016.
  Adjusted OIBDA was $0.6 million, a decrease of 55% from $1.3 million in the first quarter of 2015.

  The Company remained debt free and had cash and cash equivalents of $98.1 million, or $6.58 per diluted share, at March 31, 2016, compared to $67.1 million, or $4.65 per diluted share, at March 31, 2015.

Business Highlights

  On March 31, 2016, the Company entered into a material definitive agreement with Ströer Content Group GmbH to sell all of the stock of its wholly-owned subsidiaries comprising its StayFriends’ business, the Company’s European websites for social networking products and services. The Company will receive total cash consideration of 16.0 million Euros upon closing of the transaction, which includes cash of 6.5 million Euros on StayFriends’ balance sheet. The closing of the transaction is subject to Sections 35 et subseq. German Antitrust Act (Gesetz gegen Wettbewerbsbeschränkungen - GWB) and is expected to occur in May 2016.

  On April 19, 2016, the Company completed the sale of all of the stock of its wholly-owned subsidiary, MyPoints.com, Inc., its loyalty marketing business, to Prodege, LLC in an all-cash transaction valued at $13 million.

  On May 4, 2016, the Company entered into a definitive agreement under which B. Riley Financial, Inc. and certain of its affiliates will acquire all of United Online’s common stock for approximately $170 million in cash or $11.00 per share. Closing, which is expected in the third quarter of 2016, is pending satisfaction of customary conditions, including a favorable vote by the stockholders of United Online. The Company expects to provide additional detail on the transaction and the upcoming stockholder vote in a proxy statement that it expects to file shortly with the U.S. Securities and Exchange Commission.

In light of the pending acquisition by B. Riley Financial, Inc., United Online will not be hosting a conference call in connection with its first quarter 2016 results.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2016	2015
Revenues	$18,436	$24,264

Operating expenses:
Cost of revenues(a)	7,904	10,872
Sales and marketing(a)	2,958	3,637
Technology and development(a)	2,218	3,180
General and administrative(a)	8,162	9,380
Restructuring and other exit costs	109	143
Total operating expenses	21,351	27,212

Operating loss	(2,915)	(2,948)

Interest income	145	88
Other income, net	198	6

Loss before income taxes	(2,572)	(2,854)
Provision for income taxes	314	44
Loss from continuing operations	(2,886)	(2,898)
Income (loss) from discontinued operations, net of tax	(35,988)	2,039
Net loss	$(38,874)	$(859)
Income allocated to participating securities	-	-
Net loss attributable to common stockholders	$(38,874)	$(859)

Basic net income (loss) per common share:
Continuing operations	$(0.19)	$(0.20)
Discontinued operations	(2.42)	0.14
Basic net loss per common share	$(2.61)	$(0.06)
Shares used to calculate basic net loss per common share	14,898	14,429
Diluted net income (loss) per common share:
Continuing operations	$(0.19)	$(0.20)
Discontinued operations	(2.42)	0.14
Diluted net loss per common share	$(2.61)	$(0.06)
Shares used to calculate diluted net loss per common share	14,898	14,429

Shares outstanding at end of period	14,947	14,582

(a) Stock-based compensation was allocated as follows:
Cost of revenues	$48	$65
Sales and marketing	14	66
Technology and development	130	236
General and administrative	985	1,093
Total stock-based compensation	$1,177	$1,460

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2016	December 31, 2015

ASSETS
Cash and cash equivalents	$98,069	$90,834
Accounts receivable, net of allowance	3,497	5,127
Inventories, net	1,376	1,632
Deferred tax assets, net	156	176
Property and equipment, net	5,849	6,418
Goodwill	7,489	7,489
Other assets	6,683	7,934
Assets of discontinued operations	33,678	78,601
Total assets	$156,797	$198,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$6,367	$6,552
Accrued liabilities	5,361	7,249
Deferred revenue	3,996	3,926
Deferred tax liabilities, net	2,178	2,132
Other liabilities	5,243	5,314
Liabilities of discontinued operations	33,244	35,418
Total liabilities	56,389	60,591

Stockholders' equity	100,408	137,620

Total liabilities and stockholders' equity	$156,797	$198,211

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,874)	$(859)
Less: Income (loss) from discontinued operations, net of tax	(35,988)	2,039
Loss from continuing operations	(2,886)	(2,898)
Adjustments to reconcile loss from continuing operations to net cash provided by (used for) operating activities from continuing operations:
Depreciation	762	945
Stock-based compensation	1,177	1,460
Provision for doubtful accounts receivable	(18)	(12)
Deferred taxes, net	66	(207)
Other, net	-	361
Change in operating assets and liabilities:
Accounts receivable, net	1,649	1,020
Inventories, net	256	957
Other assets	530	701
Accounts payable and accrued liabilities	(1,865)	2,022
Deferred revenue	71	200
Other liabilities	(70)	229
Net cash provided by (used for) operating activities from continuing operations	(328)	4,778

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(339)	(285)
Net cash used for investing activities from continuing operations	(339)	(285)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	184	851
Repurchases of common stock	(547)	(1,300)
Net cash used for financing activities from continuing operations	(363)	(449)

Effect of foreign currency exchange rate changes on cash and cash equivalents	382	(1,154)

Net cash provided by (used for) discontinued operations:
Operating activities	3,317	(456)
Investing activities	(206)	(1,707)
Effect of a change in cash and cash equivalents of discontinued operations	4,772	(1,087)
Net cash provided by (used for) discontinued operations	7,883	(3,250)

Change in cash and cash equivalents	7,235	(360)
Cash and cash equivalents, beginning of period	90,834	67,470
Cash and cash equivalents, end of period	$98,069	$67,110

UNITED ONLINE, INC.
Unaudited Reconciliation of Operating Income (Loss) to Adjusted OIBDA(1)
(in thousands)

	Quarter Ended March 31,
	2016	2015

Operating loss	$(2,915)	$(2,948)
Depreciation	762	945
Operating loss before depreciation	(2,153)	(2,003)
Stock-based compensation	1,177	1,460
Restructuring and other exit costs	109	143
Litigation or dispute settlement charges	-	106
Transaction-related costs	1,429	1,544
Adjusted OIBDA(1)	$562	$1,250

Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(2)
(in thousands)

	Quarter Ended March 31,
	2016	2015
Net cash provided by (used for) operating activities from continuing operations	$(328)	$4,778
Adjustments:
Capital expenditures	(339)	(285)
Cash paid for restructuring and other exit costs	230	257
Cash paid for litigation or dispute settlement charges	-	861
Cash paid for transaction-related costs(a)	1,168	1,477
Free cash flow(2)	$731	$7,088

(a) Cash paid for transaction-related costs includes indirect costs associated with our former Classmates, StayFriends and MyPoints businesses, which were previously allocated to Classmates, StayFriends and MyPoints. Costs included are based on the period in which such costs were expensed, which approximates timing of cash payments.

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Pay accounts(3) (in thousands):
Internet access	220	229	256	274	294
Other	169	174	177	179	184
Total pay accounts	389	403	433	453	478

Churn(5)	2.7%	3.4%	2.8%	3.0%	3.1%
ARPU(4)	$10.89	$10.72	$11.30	$11.54	$11.56
Active accounts(6) (in millions)	0.9	0.9	1.0	1.0	1.0

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

Non‑GAAP Measures and Key Metrics

In evaluating the company’s performance, management uses adjusted OIBDA and free cash flow measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses that would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company’s core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs—Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains—These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction‑Related Costs—The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non‑GAAP Measures and Key Metrics

(1) Adjusted operating income (loss) before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income (loss) before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company’s management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income (loss), directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income (loss) is provided in the accompanying tables. In addition, many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the company’s financial results for the foreseeable future.

(2) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash paid for or received from litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid for or received from litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay dividends, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(3) A pay account is defined as a member who has paid for a subscription to a service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, with the exception of our free and prepaid mobile broadband service, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber because one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes customers who previously purchased prepaid mobile broadband service and have been inactive for 90 days or less, as well as a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free mobile broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect. In general, the key business metrics that affect our revenues from our pay accounts base include the number of pay accounts and the average monthly revenue per pay account. A pay account generally becomes a free account following the expiration or termination of the related subscription.

(4) APRU is calculated by dividing services revenues generated from the pay accounts, as applicable, for a period by the average number of pay accounts for that period, divided by the number of months in that period. The average number of pay accounts is the simple average of the number of pay accounts at the beginning and the end of a period. ARPU may fluctuate significantly from period to period as a result of a variety of factors, including, but not limited to, the extent to which promotional, discounted or retention pricing is used to attract new, or retain existing, paying subscribers; changes in the mix of pay services and the related pricing plans; increases or decreases in the price of our services; and the timing of pay accounts being added or removed during a period.

(5) Our average monthly churn rate for a period is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. Our churn calculation does not include accounts canceled during the first 30 days of service other than dial-up accounts that have upgraded from free accounts, but the calculation does include customers who previously purchased prepaid mobile broadband service and, at any time during the period, reached 90 consecutive days of inactivity. A number of such accounts nevertheless will be included in our pay account totals at any given measurement date. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

(6) Active accounts include all pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days. Active accounts for six-month, nine-month and annual periods are calculated as a simple average of the quarterly active accounts.

About United Online®

United Online, through its operating subsidiaries, provides consumer subscription services and products, consisting of internet access services and devices, including dial-up, mobile broadband, DSL, e-mail, internet security, and web hosting services, under the NetZero and Juno brands. United Online, Inc. (NASDAQ:UNTD) is headquartered in Woodland Hills, CA.

Cautionary Information Regarding Forward‑Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: the proposed acquisition of us by B. Riley Financial, Inc. and our ability to complete the merger when expected; the consummation of the sale of our international social media business; future financial performance and results; revenues; operating expenses; operating income (loss); capital expenditures; depreciation and amortization; stock-based compensation; restructuring and dispute settlement costs; and strategic initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: unexpected delays in completion of the merger; the effect of competition; our inability to maintain or increase our advertising revenues; risks associated with litigation and governmental regulations or investigations, including litigation associated with the proposed merger; risks associated with the integration or commercialization of new businesses, products, services, applications or features, or the success of new business models; our inability to maintain or increase the number of free and pay accounts, visitors to our websites, and members; problems associated with our operations, systems or technologies, including security breaches or inappropriate access to our network systems; our inability to retain key customers, vendors and personnel; changes in tax laws, our business or other factors that would impact anticipated tax benefits; as well as the risk factors disclosed in our filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. We undertake no obligation to update these forward-looking statements to reflect the impact of events or circumstances arising after the date hereof, unless required by law.

Additional Information about the Acquisition and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction involving United Online and B. Riley Financial, Inc. (“B. Riley”). A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction between United Online and B. Riley. United Online expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of United Online and will contain important information about the proposed transaction and related matters.  INVESTORS OF UNITED ONLINE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNITED ONLINE, B. RILEY AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by United Online with the SEC at the SEC’s website at www.sec.gov, at United Online’s website at www.unitedonline.net or by sending a written request to United Online at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California, 91367,Attention: Investor Relations Department.

Participants in the Solicitation

United Online and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding United Online’s directors and executive officers is set forth in United Online’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and on Amendment No. 1 thereto. Information regarding other persons who may, under the rules of the SEC, be considered to be participants in the solicitation of United Online’s stockholders in connection with the proposed merger will be set forth in United Online’s proxy statement for its special stockholder meeting. Additional information regarding these individuals and United Online’s directors and officers and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

CONTACTS:
Investors:
Addo Communications
Kimberly Orlando / Tyler Drew
(310) 829-5400
investors@untd.com